EXHIBIT 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as August 1, 2009 between MARANI BRANDS INC., A NAVADA Corporation (the “Company”), and Margrit Eyraud (the “Indemnitee”).

Recitals

A.           The Indemnitee is an executive officer of the Company and/or a member of the Company's Board of Directors (the “Board”) and, in such capacity, is performing valuable services for the Company.

B.           The Company has adopted By-Laws, as amended (the “By-Laws”), providing for indemnification of the directors and officers of the Company to the fullest extent permitted by corporate laws of the State of Nevada (the “Nevada Code”).  The By-Laws and the Nevada Code specifically provide that they are not exclusive, and contemplate that agreements may be entered into between the Company and directors and officers with respect to indemnification of directors and officers.

C.           In recognition of the need for corporations to be able to induce capable and responsible persons to accept positions in corporate management, Nevada law authorizes (and in some instances requires) corporations to indemnify their directors and officers and further authorizes corporations to purchase and maintain insurance for the benefit of their directors and officers.

D.           The Company and the Indemnitee further recognize that officers and directors may be exposed to certain risks including the increased risk of litigation and other claims being asserted against directors and executive officers of public companies in today's environment.

E.           These factors with respect to the coverage and cost to the Company of D&O Insurance and issues concerning the scope of indemnity under the Nevada Code and By-Laws generally have raised questions concerning the adequacy and reliability of the protection presently afforded to directors and executive officers.

F.           There are at this time no threatened, pending or completed Proceedings (as defined in this Agreement) known to either the Company or the Indemnitee.

G.           In order to address such issues and to further induce the Indemnitee to serve and continue to serve as an executive officer and/or a member of the Board, the Company and the Indemnitee desire to enter into this Agreement.

Statement of Agreement

In consideration of the Indemnitee's continued service as an executive officer and/or a member of the Board after the date of this Agreement, the Company and the Indemnitee hereby agree as follows:

1.           Indemnification of the Indemnitee.  (a)  Subject only to the limitations set forth in Section 2 below, the Company shall indemnify the Indemnitee to the full extent not otherwise prohibited by the Nevada Code or other applicable law, including without limitation indemnity,

(i)  against any and all costs, charges and expenses (including legal, expert, and other professional fees and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Proceeding (defined below), judgments, damages, fines (including excise taxes with respect to employee benefit plans), penalties (whether civil, criminal or other), and amounts paid in settlement actually and reasonably incurred by the Indemnitee (collectively, “Losses”), in connection with any threatened, pending, or completed claim, demand, action, suit or proceeding (whether civil, criminal, administrative, arbitrative or other, whether made pursuant to federal, state or other law, and including, without limitation, an action by or in the right of the Company or any of its subsidiaries and any appeal of or from any judgment or decision), or any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by the Company or any of its subsidiaries or any other person, including any federal, state or other governmental entity, that the Indemnitee determines might lead to the institution of any such claim, demand, action, suit or other proceeding (each a “Proceeding”), in any case to which the Indemnitee is or at any time becomes a party or witness, or is threatened to be made a party or witness as a result, directly or indirectly, of (A) serving at any time: (I) as a director, officer, employee, or agent of the Company; or (II) at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member, or agent of a corporation, partnership, trust, limited liability company, employee benefit plan, or other enterprise or entity, (B) any actual, alleged or suspected act or failure to act by the Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (A) of this sentence; and (ii) otherwise to the fullest extent that the Indemnitee may be indemnified by the Company under the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the By-Laws and the Nevada Code, including, without limitation, the non-exclusivity provisions thereof.  In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee will be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee or agent of such entity or enterprise and (A) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (B) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (C) the Company or a Controlled Affiliate directly or indirectly caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.  For purposes hereof, “Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise will be deemed to constitute control for purposes of this definition.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Loss, but not for all of the total amount thereof, the Company will nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

2.           Limitations on Indemnity.  No indemnity pursuant to Section 1 will be paid by the Company:

(a)           Except to the extent that the aggregate amount of Losses to be indemnified exceed the aggregate amount of such Losses for which the Indemnitee is actually paid or reimbursed pursuant to directors’ and officers’ liability insurance, if any, which may be purchased and maintained by the Company or any of its subsidiaries or pursuant to the Certificate of Incorporation, the By-Laws or otherwise;

(b)           To the extent determined by a court having jurisdiction in the matter, in a final adjudication from which there is no further right of appeal, that the Indemnitee actually realized a personal gain or profit to which the Indemnitee was not legally entitled, including profit from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

(c)           On account of the Indemnitee's conduct if it is proven by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company, except to the extent such indemnity is otherwise permitted under applicable law;

(d)           With respect to any remuneration paid to the Indemnitee determined, by a court having jurisdiction in the matter in a final adjudication from which there is no further right of appeal, to have been in violation of law;

(e)           If it shall have been determined by a court having jurisdiction in the matter, in a final adjudication from which there is no further right of appeal, that indemnification is not lawful;

(f)           On account of the Indemnitee's conduct to the extent it relates to any matter that occurred prior to the time such individual became an executive officer or a director of the Company; provided, however, that this limitation will not apply to the extent such matter occurred while the Indemnitee was a director, officer, employee or agent of the Company or its subsidiaries (other than prior to the time such entity became a subsidiary of the Company); or

(g)           No indemnity pursuant to Section 1 shall be paid by the Company with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except pursuant to Section 6 with respect to proceedings brought to enforce rights or to collect money due under this Agreement; provided, however, that indemnity may be provided by the Company in specific cases if (i) authorized by another agreement to which the Company is a party whether heretofore or hereafter entered, (ii) otherwise ordered by the court in which the Proceeding is brought, or (iii) the Board finds it to be appropriate.

In no event will the Company be obligated to indemnify the Indemnitee pursuant to this Agreement to the extent such indemnification is prohibited by applicable law.  A determination as to whether the Indemnitee will be entitled to indemnification under Section 1 will be made in accordance with Section 4(a) hereof.

3.           Advancement of Losses.  Losses reasonably incurred by the Indemnitee in connection with any Proceeding will be promptly reimbursed or paid by the Company as they become due in advance of the final disposition of such Proceeding under the procedures set forth in Section 4(b) below.  The Indemnitee's right to such advancement is not subject to the satisfaction of any standard of conduct.

4.           Certain Procedures Relating to Indemnification.

(a)           For purposes of pursuing the Indemnitee's rights to indemnification under Section 1 hereof, the Indemnitee shall (i) submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof (the “Request for Indemnification”) averring that the Indemnitee is entitled to indemnification hereunder; and (ii) present to the Company reasonable evidence of all amounts for which indemnification is requested.  Without limiting Section 3(c), submission of a Request for Indemnification to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Company shall, within thirty (30) calendar days after submission of the Request for Indemnification, make the payments requested in the Request for Indemnification to or for the benefit of the Indemnitee, unless (A) within such thirty (30) calendar-day-period the Board shall resolve by vote of a majority of the Directors at a meeting at which a quorum is present that the Indemnitee is not entitled to indemnification under Section 1 hereof, (B) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), and (C) the Board shall notify the Indemnitee within such period of such vote, which notice will disclose with particularity the evidence upon which the vote is based.  The foregoing notice shall be sworn to by all persons who participated in the vote and voted to deny indemnification.  The provisions of this Section 3 are intended to be procedural only and will not affect the right of the Indemnitee to indemnification under Section 1 of this Agreement so long as the Indemnitee follows the prescribed procedure, and any determination by the Board that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Request for Indemnification will be subject to judicial review by any court of competent jurisdiction.

(b)           For purposes of obtaining payments of Losses in advance of final disposition pursuant to Section 3, the Indemnitee shall submit to the Company a request for advancement of Losses substantially in the form of Exhibit 2 attached hereto and made a part hereof (the “Undertaking and Request for Payment”), averring that the Indemnitee has reasonably incurred or will reasonably incur actual Losses in defending a Proceeding referred to in Section 1, or pursuant to Section 6 hereof.  The Indemnitee shall execute the Undertaking and Request for Payment by which the Indemnitee undertakes to: (A) repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise; and (B) reasonably cooperate with the Company concerning the Proceeding.  In the event that the Indemnitee executes the Undertaking and Request for Payment, the Losses which are paid by the Company pursuant thereto will be required to be repaid by the Indemnitee only if the Indemnitee is required to do so under the terms of the Undertaking and Request for Payment.  Upon receipt of the Undertaking and Request for Payment, the Company shall thereafter within five business days pay such Losses of the Indemnitee as are noticed to the Company in reasonable detail arising out of the matter described in the Undertaking and Request for Payment.  No security will be required in connection with any Undertaking and Request for Payment.

(c)           In making any determination under Section 4(a), the Board will presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary.  No determination by the Company (including by its Board) that the Indemnitee has not satisfied any applicable standard of conduct will be a defense to any Proceeding by the Indemnitee for indemnification or reimbursement or advance payment of expenses by the Company hereunder or create a presumption that the Indemnitee has not met any applicable standard of conduct.

5.           Continuation of Obligations.  All obligations of the Company under this Agreement will apply retroactively beginning on the date the Indemnitee commenced as, and will continue during the period that the Indemnitee remains, a director or executive officer of the Company or is, as described above, a director, officer, employee, trustee, fiduciary, manager, member, or agent of another corporation, partnership, limited liability company, trust, employee benefit plan, or other enterprise and will continue thereafter as long as the Indemnitee may be subject to any possible claim or any threatened, pending or completed Proceeding as a result, directly or indirectly, of being such a director, officer, employee, trustee, fiduciary, manager, member, or agent.

6.           Notification and Defense of Claim.  Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, if a claim is to be made against the Company under this Agreement, the Indemnitee shall notify the Company of the commencement thereof, but the delay or omission to so notify the Company will not relieve the Company from any liability which it may have to the Indemnitee under this Agreement, except to the extent the Company is materially prejudiced by such delay or omission.  With respect to any such Proceeding of which the Indemnitee notifies the Company of the commencement:

(a)           The Company will be entitled to participate therein at its own expense;

(b)           The Company will be entitled to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel selected by the Company and approved by the Indemnitee, which approval will not unreasonably be withheld.  After notice from the Company to the Indemnitee of the Company's election to assume such defense, the Company will not be liable to the Indemnitee under this Agreement for any legal or other Losses subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below.  The Indemnitee will have the right to employ the Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of such defense will be the expenses of the Indemnitee unless (i) the employment of such counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee, upon the advice of counsel, shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense, or (iii) the Company has not in fact employed counsel to assume such defense, in any of which cases the fees and expenses of such counsel will be the expenses of the Company.  The Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee, upon the advice of counsel, shall have made the conclusion described in (ii), above.  In the event the Company assumes the defense of any Proceeding as provided in this Section 6(b), the Company may defend or settle such Proceeding as it deems appropriate; provided, however, the Company will not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent, which consent will not be unreasonably withheld.

(c)           The Company will not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without the Company's written consent, which consent will not be unreasonably withheld.

(d)           The Indemnitee shall cooperate with the Company in all ways reasonably requested by it in connection with the Company fulfilling its obligations under this Agreement.

7.           Enforcement.  The Company expressly confirms that it has entered into this Agreement and has assumed the obligations of this Agreement in order to induce the Indemnitee to serve or continue to serve as an executive officer and a director of the Company and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacities.  It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of the Indemnitee's rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.  Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction.  Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges, and expenses, including fees and expenses of attorneys and others, reasonably incurred by the Indemnitee pursuant to this Section 7.

8.           Rights Not Exclusive; Non-Transferable.

(a)           The indemnification provided by this Agreement will not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Certificate of Incorporation, the By-Laws, any insurance policy, any agreement, any vote of the shareholders or disinterested directors of the Company, the Nevada Code or other applicable law (whether by statute or judicial decision) or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity while holding such office and will continue after the Indemnitee has ceased to be a director or an officer, employee or agent of the Company or other entity for which the Indemnitee's service gives rise to a right hereunder, and will inure to the benefit of the Indemnitee's heirs, executors and administrators.

(b)           Except as provided in Section 8(a) above, the rights to indemnification provided by this Agreement are personal to the Indemnitee and are non-transferable by the Indemnitee, and no party other than the Indemnitee is entitled to indemnification under this Agreement.

9.           Subrogation.  In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of the recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

10.           No Construction as Employment Agreement.  Nothing contained herein will be construed as giving the Indemnitee, if an employee of the Company or any of its related enterprises, any right to be retained in the employ of the Company or any of its related enterprises.

11.           Separability.  Each of the provisions of this Agreement is a separate and distinct Agreement and independent of the others so that, if any provision of this Agreement shall be held to be invalid and unenforceable for any reason, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions of this Agreement.

12.           Modification to Applicable Law; Amendments to Certification of Incorporation or Bylaws.

(a)           In the event there is a change, after the date of this Agreement, in any applicable law (including, without limitation the Nevada Code (whether by statute or judicial decision)) which: (i) expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such change will be automatically included within the scope of the Indemnitee's rights and Company's obligations under this Agreement; or (ii) narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such change, to the extent not otherwise required by such law, will have no effect on this Agreement or the parties' rights and obligations hereunder.

(b)           No amendment to the Certificate of Incorporation or the By-Laws will deny, diminish, or encumber the Indemnitee’s rights to indemnity pursuant to the Certificate of Incorporation, the By-Laws, the Nevada Code, or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the shareholders of the Company (the “Effective Date”).  The Company shall not adopt any amendment to its Certificate of Incorporation or By-Laws or take any other action the effect of which is to deny, diminish, or encumber the Indemnitee’s rights to indemnity pursuant to the Certificate of Incorporation, the By-Laws, the Nevada Code, or any such other law.

13.           Partial Indemnity.  If the Indemnitee is entitled under any provision of this Agreement to indemnity by the Company for some or a portion of the Losses actually or reasonably incurred by him or her in the investigation, defense, appeal, or settlement of any Proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Losses to which the Indemnitee is entitled.

14.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to any of its conflicts of law principles, which could result in the application of the laws of another jurisdiction.

15.           Successors.  This Agreement will be binding upon, inure to the benefit of, and be enforceable by and against the Company and its successors and assigns (including those referred to in the next sentence).  The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely, and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

16.           Prior Agreements.  This Agreement will supersede any other agreements entered into prior to the date of this Agreement between the Company and the Indemnitee concerning the subject matter of this Agreement.

17.           Security.  To ensure that the Company’s obligations pursuant to this Agreement can be enforced by the Indemnitee, the Company may, at its option, establish a trust pursuant to which the Company’s obligations pursuant to this Agreement and other similar agreements can be funded.

18.           Notices.  All notices and other communications hereunder shall be in writing and shall be personally delivered or sent by recognized overnight courier service (a) if to the Company, to the then-current principal executive offices of the Company (Attention: Chief Executive Officer) or (b) if to the Indemnitee, to the address of the Indemnitee set forth on the signature page hereto.  Either party may change its address for the delivery of notices or other communications hereunder by providing notice to the other party as provided in this Section 18.  All notices will be effective upon actual delivery by the methods specified in this Section 18.

19.           Modification.  This Agreement and the rights and duties of the Indemnitee and the Company hereunder may be modified only by an instrument in writing signed by both parties hereto.

20.           Consent to Jurisdiction.  Each of the Company and the Indemnitee each hereby irrevocably and unconditionally consents to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and hereby waives any objections or defenses relating to jurisdiction with respect to any lawsuit or other legal proceeding initiated in or transferred to such courts.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MARANI BRANDS, INC.

By:
Name: Ara Zartarian
Title: Chief Executive Officer/ President

INDEMNITEE

Name: Margrit Eyraud

Exhibit 1

REQUEST FOR INDEMNIFICATION

I, ____________________, being first duly sworn, do depose and say as follows:

1.           This Request for Indemnification is submitted pursuant to the Indemnification Agreement, dated as of ______________, 200__ (the “Indemnification Agreement”), between Marani Brands, Inc., a Nevada corporation (the “Company”), and the undersigned.

2.           I am requesting indemnification against costs, charges, expenses (which may include fees and expenses of attorneys and/or others), judgments, fines, and amounts paid in settlement (collectively, “Liabilities”), which have been actually and reasonably incurred by me in connection with a claim referred to in Section 1 of the aforesaid Indemnification Agreement.

3.           With respect to all matters related to any such claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Indemnification Agreement.

4.           Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of

[Signature of Indemnitee]

Exhibit 2

UNDERTAKING AND REQUEST FOR PAYMENT

I, ___________________, being first duly sworn do depose and say as follows:

1.           This Undertaking is submitted pursuant to the Indemnification Agreement, dated as of  _______, 200__, between Marani Brands, Inc., a Nevada corporation (the “Company”), and the undersigned (the “Indemnification Agreement”).

2.           I am requesting payment of costs, charges, and expenses that I have reasonably incurred or will reasonably incur in defending an action, suit or proceeding, referred to in Section 1, or pursuant to Section 6, of the aforesaid Indemnification Agreement.

3.           The costs, charges, and expenses for which payment is requested are, in general, all expenses related to.

4.           I hereby undertake to: (a) repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise; and (b) reasonably cooperate with the Company concerning the action, suit, proceeding or claim.

[Signature of Indemnitee]